Exhibit 99.1

Outset Medical Reports First-Quarter Results

San Jose, CA – May 7, 2026 – Outset Medical, Inc. (Nasdaq: OM), a medical technology company pioneering a first-of-its-kind technology to improve clinical outcomes in dialysis with less cost and complexity, today reported financial results for the first quarter ended March 31, 2026.

First Quarter and Recent Highlights

•
Net revenue totaled $27.9 million, a decrease of 6% compared to $29.8 million in the first quarter of 2025.
•
Recurring revenue consisting of Tablo consumables and services was $22.5 million, roughly even with the prior-year period.
•
Gross margin expanded by more than 600 basis points over the prior-year period to 43.4% (43.8% on a non-GAAP basis). Product gross margin of 52.4% and service and other gross margin of 26.7% were record highs.
•
Net cash used during the quarter of $12 million was less than previously forecasted, resulting in a strong cash position, including restricted cash, cash equivalents and short-term investments, of $161 million at quarter-end.

“We delivered a solid first quarter and continued to make meaningful progress on our path to profitability, driven by disciplined execution and another quarter of record gross margin performance,” said Leslie Trigg, Chair and Chief Executive Officer. “With utilization strong and service margins expanding, we remain focused on driving broader adoption of Tablo across care settings and confident in our full-year outlook.”

First Quarter 2026 Financial Results

Revenue for the first quarter was $27.9 million, a decrease of 6% compared to $29.8 million in the first quarter of 2025. Product revenue of $18.6 million decreased 13% from $21.3 million in the first quarter of 2025. Service and other revenue of $9.3 million increased 10% compared to $8.5 million in the first quarter of 2025. Recurring revenue from the sale of Tablo cartridges and service was $22.5 million as compared to $22.7 million in the prior-year period.

Gross profit of $12.1 million increased 9% from $11.1 million for the first quarter of 2025. Gross margin was 43.4%, compared to 37.2% in the first quarter of 2025. On a non-GAAP basis, gross margin reached 43.8% as compared to 37.6% in the first quarter of 2025. Product gross profit was $9.7 million, compared to $10.3 million in the first quarter of 2025. Product gross margin was 52.4%, compared to 48.3% in the first quarter of 2025. Service and other gross profit was $2.4 million, compared to $0.8 million in the first quarter of 2025. Service and other gross margin was 25.5%, compared to 9.2% in the first quarter of 2025.

Operating expenses of $29.0 million increased 6% from the prior-year period, driven by investments in systems and people. Research and development (R&D) expenses were $5.6 million, sales and marketing (S&M) expenses were $13.3 million, and general and administrative (G&A) expenses were $10.1 million. This compared to operating expenses of $27.5 million in the first quarter of 2025, including R&D expenses of $5.5 million, S&M expenses of $14 million, and G&A expenses of $8.3 million.

Excluding stock-based compensation expense and litigation charges, non-GAAP operating expenses were $25.6 million, including R&D expenses of $4.8 million, S&M expenses of $12.8 million, and G&A expenses of $7.9 million.

Net loss was $19.0 million compared to net loss of $25.8 million for the same period in 2025. On a non-GAAP basis, net loss was $15.4 million compared to non-GAAP net loss of $22.8 million for the same period in 2025.

Total cash, including restricted cash, cash equivalents and short-term investments, was $161 million as of March 31, 2026.

2026 Financial Guidance

Outset reiterated its 2026 revenue guidance of $125 million to $130 million, a 5% to 9% increase over $119.5 million in 2025, and non-GAAP gross margin guidance in the low to mid-40% range for the year.

Webcast and Conference Call Details

Outset will host a conference call today, May 7, 2026, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its first quarter 2026 financial results. Those interested in joining the conference call may do so by dialing (646) 307-1963 or toll-free (800) 715-9871 and referencing conference ID 1632568. Participants are encouraged to register more than 15 minutes before the start of the call. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.outsetmedical.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

The Company may report non-GAAP results for gross profit/loss, gross margin, operating expenses, operating margins, net income/loss, basic and diluted net income/loss per share, other income/loss, and cash flows. These non-GAAP financial measures are in addition to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP. As listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, the Company’s GAAP financial measures include stock-based compensation expense and litigation charges incurred outside of the ordinary course of business in connection with the stockholder class action and relative derivative lawsuits as disclosed in the Company’s latest annual and quarterly reports. Stock-based compensation is a non-cash expense. In addition, litigation charges related to the above-described matters are excluded because they constitute non-routine litigation costs, arise outside of the ordinary course of the Company’s business, and are not indicative of its recurring operating results or underlying performance trends. As such, management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance and period-to-period comparisons. There are limitations related to the use of non-GAAP financial measures because they are not prepared in accordance with GAAP, may exclude significant expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the Appendix A of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the Company’s possible or assumed future results of operations and financial position, including expectations regarding projected revenues, gross margin, operating expenses, capital expenditures, cash use, cash burn, cash position, profitability and outlook; statements about the sufficiency of the Company’s cash balances through cashflow breakeven; statements regarding the anticipated impacts and benefits of the Company’s cost reduction actions, initiatives to optimize the commercial organization and improve forecasting and order visibility, and restructurings; statements regarding anticipated customer orders or other business opportunities including the expected size, closing and timing thereof; statements regarding the Company’s overall business strategy, plans and objectives of management; statements regarding the anticipated launch and timing of product enhancements and new features, as well as new or expanded services, and the expected benefits, performance, and impact thereof; the Company’s expectations regarding the market sizes and growth potential for Tablo and the total addressable market opportunities for Tablo; continued execution of the Company’s initiatives designed to expand gross margins; the Company’s ability to respond to and resolve any reports, observations or other actions by the Food and Drug Administration or other regulators in a timely and effective manner; as well as the Company’s expectations regarding the impact of macroeconomic factors (including changes in tariff or trade laws and policies) on the Company, its customers and suppliers. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission, including its latest annual and quarterly reports. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

About Outset Medical, Inc.

Outset is a medical technology company transforming the dialysis experience across the continuum of care with a first-of-its-kind technology. The Tablo® Hemodialysis System, FDA-cleared for use from hospital to home, is trusted by more than 1,000 U.S. healthcare facilities and has enabled millions of treatments delivered by thousands of nurses. Designed to reduce the cost and complexity of dialysis, Tablo combines water purification and on-demand dialysate production into a single, integrated system that connects seamlessly with Electronic Medical Record systems and a proprietary data analytics platform. This enterprise solution empowers providers to develop an in-house dialysis program where they are in control – enabling better operational, clinical, and financial outcomes. Outset is redefining what’s possible in kidney care through innovation, scale, and a relentless commitment to improving the lives of patients and the professionals who care for them. For more information, visit www.outsetmedical.com.

Investor Contact

Investors@outsetmedical.com

Outset Medical, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue:
Product revenue	$18,550	$21,294
Service and other revenue	9,313	8,458
Total revenue	27,863	29,752
Cost of revenue:
Cost of product revenue (2)	8,833	11,002
Cost of service and other revenue	6,935	7,684
Total cost of revenue	15,768	18,686
Gross profit (1)	12,095	11,066
Gross margin (1)	43.4%	37.2%
Operating expenses:
Research and development (2)	5,618	5,515
Sales and marketing (2)	13,279	13,652
General and administrative (2)(3)	10,117	8,298
Total operating expenses	29,014	27,465
Loss from operations	(16,919)	(16,399)
Interest income and other income, net	1,527	1,976
Interest expense	(3,369)	(3,560)
Loss on extinguishment of term loan	—	(7,685)
Loss before provision for income taxes	(18,761)	(25,668)
Provision for income taxes	217	115
Net loss	$(18,978)	$(25,783)

Net loss per share, basic and diluted	$(1.03)	$(3.66)
Shares used in computing net loss per share, basic and diluted	18,373	7,038

(1) Gross profit and gross margin by source consisted of the following:
	Three Months Ended
	March 31,
	2026	2025
Gross profit
Product revenue	$9,717	$10,292
Service and other revenue	2,378	774
Total gross profit	$12,095	$11,066
Gross margin
Product revenue	52.4%	48.3%
Service and other revenue	25.5%	9.2%
Total gross margin	43.4%	37.2%

(2) Includes stock-based compensation expense as follows:
	Three Months Ended
Stock-based compensation expense	March 31,
	2026	2025
Cost of revenue	$111	$117
Research and development	820	559
Sales and marketing	458	479
General and administrative	2,064	1,822
Total stock-based compensation expense	$3,453	$2,977

(3) Includes non-ordinary course litigation charges related to stockholder class action and related derivative lawsuits as follows:
	Three Months Ended
Litigation charges	March 31,
	2026	2025
General and administrative	$112	$—
Total litigation charges	$112	$—

Outset Medical, Inc.

Condensed Balance Sheets

(in thousands, except per share amounts)

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,562	$35,006
Short-term investments	126,144	133,940
Accounts receivable, net	25,322	28,329
Inventories	49,650	47,609
Prepaid expenses and other current assets	5,031	5,999
Total current assets	236,709	250,883
Restricted cash	3,829	3,829
Property and equipment, net	4,073	4,670
Operating lease right-of-use assets	4,410	4,797
Finance lease right-of-use assets	80	—
Other assets	353	317
Total assets	$249,454	$264,496
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,440	$554
Accrued compensation and related benefits	8,754	10,735
Accrued expenses and other current liabilities	11,599	9,433
Accrued warranty liability	1,352	1,374
Deferred revenue, current	12,641	13,795
Operating lease liabilities, current	1,795	1,739
Finance lease liabilities, current	26	—
Total current liabilities	37,607	37,630
Deferred revenue	366	406
Operating lease liabilities	2,797	3,271
Finance lease liabilities	59	—
Term loan	96,937	96,237
Total liabilities	137,766	137,544
Commitments and contingencies
Stockholders' equity:
Preferred Stock, $0.001 par value; 5,000 shares authorized, and no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 300,000 shares authorized as of March 31, 2026 and December 31, 2025; 18,529 and 18,169 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	18	18
Additional paid-in capital	1,302,097	1,298,138
Accumulated other comprehensive income	(73)	172
Accumulated deficit	(1,190,354)	(1,171,376)
Total stockholders' equity	111,688	126,952
Total liabilities and stockholders' equity	$249,454	$264,496

Outset Medical, Inc.

Condensed Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(12,844)	$(25,663)
Net cash provided by (used in) investing activities	7,899	(78,079)
Net cash provided by financing activities	501	55,656
Net decrease in cash, cash equivalents and restricted cash	(4,444)	(48,086)
Cash, cash equivalents and restricted cash at beginning of the period	38,835	127,343
Cash, cash equivalents and restricted cash at end of the period (1)	$34,391	$79,257

(1) The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the accompanying condensed balance sheets that sum to the total of the amounts shown in the accompanying condensed statements of cash flows (in thousands):

	March 31,
	2026	2025
Cash and cash equivalents	$30,562	$75,928
Restricted cash	3,829	3,329
Total cash, cash equivalents and restricted cash*	$34,391	$79,257

* The total cash, including restricted cash, cash equivalents and investment securities as of March 31, 2026 was $160.5 million; compared to $192.3 million as of March 31, 2025.

Appendix A

Outset Medical, Inc.

Results of Operations – Non-GAAP

(in thousands, except per share amounts)

(unaudited)

Reconciliation between GAAP and non-GAAP net loss per share:
	Three Months Ended
	March 31,
	2026	2025
GAAP net loss per share, diluted	$(1.03)	$(3.66)
Stock-based compensation expense	0.19	0.42
Litigation charges	0.01	—
Non-GAAP net loss per share, diluted	$(0.83)	$(3.24)

Reconciliation between GAAP and non-GAAP net loss:
	Three Months Ended
	March 31,
	2026	2025
GAAP net loss, diluted	$(18,978)	$(25,783)
Stock-based compensation expense	3,453	2,977
Litigation charges	112	—
Non-GAAP net loss, diluted	$(15,413)	$(22,806)

Reconciliation between GAAP and non-GAAP results of operations:
	Three Months Ended
	March 31,
	2026	2025
GAAP gross profit	$12,095	$11,066
Stock-based compensation expense	111	117
Non-GAAP gross profit	$12,206	$11,183

GAAP gross margin	43.4%	37.2%
Stock-based compensation expense	0.4	0.4
Non-GAAP gross margin	43.8%	37.6%

GAAP research and development expense	$5,618	$5,515
Stock-based compensation expense	(820)	(559)
Non-GAAP research and development expense	$4,798	$4,956

GAAP sales and marketing expense	$13,279	$13,652
Stock-based compensation expense	(458)	(479)
Non-GAAP sales and marketing expense	$12,821	$13,173

GAAP general and administrative expense	$10,117	$8,298
Stock-based compensation expense	(2,064)	(1,822)
Litigation charges	(112)	—
Non-GAAP general and administrative expense	$7,941	$6,476

GAAP total operating expense	$29,014	$27,465
Stock-based compensation expense	(3,342)	(2,860)
Litigation charges	(112)	—
Non-GAAP total operating expense	$25,560	$24,605